Mr. Ronald Hirsch
Chairman
Nord Resources Corporation
P.O. Box 384
Dragoon, AZ 85609

17th April 2007

Re: Nord Resources Corporation ("Nord") $5,000,000 Amended and Restated Secured Promissory Note dated May 31, 2006 (as amended, the "Promissory Note")

Dear Mr. Hirsch:

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the above referenced Promissory Note. As amended to date, Section 1 of the Promissory Note sets forth a maturity date of "the earlier of (a) 30th April 2007 or b) the closing of a registered equity offering by the Company which raises not less than U.S. $20,000,000." Subject to your acceptance and execution hereof, this letter shall evidence our agreement that such maturity date shall now be "the earlier of July 12, 2007 or b) the closing by the Company of any debt or equity issuance, regardless of size", subject to the following terms:

1. Nord shall pay to Nedbank an upfront fee of $100,000, in two tranches, a first tranche of $25,000 due and payable on execution hereof, and a second tranche of $75,000 due and payable on June 13, 2007; provided, however, that if the Promissory Note is repaid in full on or before June 12, 2007, such second tranche of $75,000 shall be waived by Nedbank, and shall no longer be due and payable;
2. On June 13, 2007, the interest rate borne on the Promissory Note shall increase by 2% per annum above the rate otherwise in effect.

By your acceptance and execution hereof, you represent and warrant that no Default, nor event which with the passage of time or notice or both would become a

Default, has occurred and is continuing and all of the representations and warranties contained in the Loan Documents are true and correct as of the date hereof.

Best regards,

Nedbank Limited

Accepted and Agreed:
NORD RESOURCES CORPORATION

By:

April 23, 2007

I, Justin M. Sullivan, Chief Operating Officer of Auramet Trading, LLC, a participant in the Loan Documents pursuant to that certain Agreement for Credit Risk Participation dated as of November 8, 2005, as amended, hereby consent to the foregoing extension.

Justin M. Sullivan
COO
Auramet Trading, LLC
April __ , 2007

Mr. Ronald Hirsch
Chairman
Nord Resources Corporation
P.O. Box 384
Dragoon, AZ 85609

17th April 2007

Re: Nord Resources Corporation ("Nord") $5,000,000 Amended and Restated Secured Promissory Note dated May 31, 2006 (as amended, the "Promissory Note")

Dear Mr. Hirsch:

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the above referenced Promissory Note. As amended to date, Section 1 of the Promissory Note sets forth a maturity date of "the earlier of (a) 30th April 2007 or b) the closing of a registered equity offering by the Company which raises not less than U.S. $20,000,000." Subject to your acceptance and execution hereof, this letter shall evidence our agreement that such maturity date shall now be "the earlier of July 12, 2007 or b) the closing by the Company of any debt or equity issuance, regardless of size", subject to the following terms:

1. Nord shall pay to Nedbank an upfront fee of $100,000, in two tranches, a first tranche of $25,000 due and payable on execution hereof, and a second tranche of $75,000 due and payable on June 13, 2007; provided, however, that if the Promissory Note is repaid in full on or before June 12, 2007, such second tranche of $75,000 shall be waived by Nedbank, and shall no longer be due and payable;
2. On June 13, 2007, the interest rate borne on the Promissory Note shall increase by 2% per annum above the rate otherwise in effect.

By your acceptance and execution hereof, you represent and warrant that no Default, nor event which with the passage of time or notice or both would become a

Default, has occurred and is continuing and all of the representations and warranties contained in the Loan Documents are true and correct as of the date hereof.

Best regards,

Nedbank Limited

Accepted and Agreed:
NORD RESOURCES CORPORATION

By:

April __ , 2007

I, Justin M. Sullivan, Chief Operating Officer of Auramet Trading, LLC, a participant in the Loan Documents pursuant to that certain Agreement for Credit Risk Participation dated as of November 8, 2005, as amended, hereby consent to the foregoing extension.

Justin M. Sullivan
COO
Auramet Trading, LLC
April 23 , 2007